Exhibit No. 32.1
Form 10-KSB
Red Horse Entertainment Corporation
File No. 0-23015

   Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002.

     In connection with the Annual Report of Red Horse Entertainment Corporation (the "Company") on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Wayne M. Rogers, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: March 26, 2004                      By:   /s/ Wayne M. Rogers
                                                Chief Executive Officer
                                                Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Red Horse Entertainment Corporation and will be retained by Red Horse Entertainment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.